UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 4, 2022 (September 30, 2022)

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 30, 2022, Maria Bruzzese assumed the role of Chief Accounting Officer of Altice USA, Inc. (the “Company”). Ms. Bruzzese, age 58, has served as Senior Vice President and Controller of the Company since June 2016. She joined Cablevision Systems Corporation in 1997 and served in various roles of increasing responsibility prior to its acquisition by the Company in 2016. Prior to joining Cablevision Systems Corporation, Ms. Bruzzese was a senior manager at KPMG LLP. Ms. Bruzzese has a Bachelor of Science in Accounting from Long Island University and is a Certified Public Accountant.
In connection with her appointment to this new position, Ms. Bruzzese’s annual salary will be increased to $300,000 and her target annual cash incentive award will be 60% of her salary (effective January 1, 2023). In connection with her promotion, Ms. Bruzzese will receive an equity grant under the Altice USA 2017 Long Term Incentive Plan valued at $700,000, 50% of which will be granted as stock options and 50% of which will be granted as restricted stock units, each with a grant date of December 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: October 4, 2022	By:	/s/ Michael E. Olsen
Michael E. Olsen
Executive Vice President, General Counsel and Secretary